SHAREHOLDER MEETING RESULTS

Rule 30e-1 under the Investment Company Act of 1940, as amended, requires registered management companies to report on all subject matters put to the vote of shareholders and provide final results. Shareholders of the Trust were asked to participate in a special meeting of shareholders on October 3, 2017 (the Shareholder Meeting). The final results of the Shareholder Meeting are reported in the following table.

Proposal 1: Approval of Trustees/Directors

		SHARES VOTED	% VOTED
HILARY E. ACKERMANN	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

ROBIN C. BEERY	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

LYNN S. BIRDSONG	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

JAMES E. DAVEY 	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

CHRISTINE DETRICK	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

DUANE E. HILL	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

WILLIAM P. JOHNSTON	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

PHILLIP O. PETERSON	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

LEMMA W. SENBET	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%

DAVID SUNG	FOR	699,698.00	100.00%
	WITHHELD	0.00	0.00%